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                                                                       EXHIBIT 2


IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY OR CONTROL PERSON.


            The subsidiary which directly owns the shares of common stock of IMC Global Inc. is Eagle-GVI One, L.L.C.





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